UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 22, 2004

BROCADE COMMUNICATIONS SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25601	77-0409517

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1745 Technology Drive
San Jose, CA 95110
(Address of principal executive offices, including zip code)

408-333-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 26, 2004, Brocade Communications Systems, Inc. (the “Company”) issued a press release announcing that L. William Krause joined its Board of Directors on October 22, 2004. Mr. Krause, who was recommended for election by the Board the Directors’ Nominating and Corporate Governance Committee, will be a Class I member of the Board and will stand for election at the annual stockholders meeting in 2006.

Mr. Krause was appointed as a member of the Compensation Committee and the Nominating and Corporate Governance Committee of the Board of Directors. There was no arrangement or understanding pursuant to which Mr. Krause was elected. There are no related party transactions between Mr. Krause and the Company requiring disclosure under Item 404(a) of Regulation S-K. A copy of the press release is attached as Exhibit 99.1, and the information in Exhibit 99.1 is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change to Fiscal Year

On October 22, 2004, the Board of Directors of the Company amended Article III, Section 3.2 of the Company’s bylaws to increase the authorized number of directors of the Company from nine to ten, effective as of October 22, 2004. Article III, Section 3.2 of the Company’s bylaws, as amended, reads as follows:

3.2 NUMBER

The authorized number of directors of the Corporation shall be ten (10). No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits.

Exhibit
No.	Description
99.1	Press release, dated October 26, 2004, announcing Brocade’s appointment of L. William Krause to the Board of Directors.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.
Date: October 27, 2004	By:	/s/ Antonio Canova
Antonio Canova
Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press release, dated October 26, 2004, announcing Brocade’s appointment of L. William Krause to the Board of Directors.